As filed with the Securities and Exchange Commission on July 30, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARSH & McLENNAN COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-2668272
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas

New York, New York 10036-2774

(212) 345-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

MARSH & McLENNAN COMPANIES

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Katherine J. Brennan

Marsh & McLennan Companies, Inc.

1166 Avenue of the Americas

New York, New York 10036-2774

(Name and Address of Agent for Service)

(212) 345-5000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $1.00 par value	4,750,000	$85.43	$405,792,500	$50,521.17

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common Stock, par value $1.00 per share (“Common Stock”) of Marsh & McLennan Companies, Inc. (the “Company” or the “Registrant”) issuable pursuant to the Company’s 1999 Employee Stock Purchase Plan (the “Plan”), and any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on July 26, 2018.
(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 4,750,000 shares of Common Stock that are issuable at any time or from time to time under the Plan. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan with the Securities and Exchange Commission (the “Commission”) on July 20, 2000 (Registration No. 333-41828), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART 1

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on February 22, 2018 (File No. 001-05998).

(b) The Company’s current reports on Form 8-K filed after the fiscal year ended December 31, 2017.

(c) The Company’s Registration Statement on Form 8-B dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Katherine J. Brennan, Deputy General Counsel, Corporate Secretary & Chief Compliance Officer of the Company will pass upon the validity of the offered securities. Ms. Brennan is eligible to participate in the Plan.

Item 8. Exhibits.

Exhibit Number

4.1	Restated Certificate of Incorporation of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on July 18, 2008)*

4.2	Amended and Restated Bylaws of Marsh & McLennan Companies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 12, 2017)*

5.1	Opinion of Katherine J. Brennan

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24	Power of Attorney (included on the signature pages of this Registration Statement)

99.1	Marsh & McLennan Companies 1999 Employee Stock Purchase Plan (as amended and restated on May 17, 2018) (filed herewith)

*	Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2018.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Daniel S. Glaser
	Name:	Daniel S. Glaser
	Title:	Director, President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of the Marsh & McLennan Companies, Inc. hereby appoint each of Katherine J. Brennan, Tiffany D. Wooley and Connor Kuratek as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on July 30, 2018.

Signature	Title

/s/ Daniel S. Glaser Daniel S. Glaser	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Mark C. McGivney Mark C. McGivney	Chief Financial Officer (Principal Financial Officer)

/s/ Stacy M. Mills Stacy M. Mills	Vice President and Controller (Principal Accounting Officer)

/s/ Anthony K. Anderson Anthony K. Anderson	Director

/s/ Oscar Fanjul Oscar Fanjul	Director

/s/ H. Edward Hanway H. Edward Hanway	Director

/s/ Deborah C. Hopkins Deborah C. Hopkins	Director

/s/ Elaine La Roche Elaine La Roche	Director

/s/ Steven A. Mills Steven A. Mills	Director

/s/ Bruce P. Nolop Bruce P. Nolop	Director

Signature	Title

/s/ Marc D. Oken Marc D. Oken	Director

/s/ Morton O. Schapiro Morton O. Schapiro	Director

/s/ Lloyd M. Yates Lloyd M. Yates	Director

/s/ R. David Yost R. David Yost	Director